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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material under Rule 14a-12

                                 BUY.COM INC.
                                 ------------
               (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.  Aggregate number of securities to which transaction applies:

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3.  Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.  Proposed maximum aggregate value of transaction:

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5.  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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

Filed by BUY.COM INC. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

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                               [LOGO OF BUY.COM]

Financial Contact:                                               Media Contact:
Robert Price                                                     Kathy Beaman
949.389.2247                                                     949.389.2247

ROBERTP@BUY.COM                                                  KATHYB@BUY.COM
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                   buy.com(TM) ANNOUNCES RENEWED CREDIT CARD


                             PROCESSING AGREEMENT

Aliso Viejo, Calif., Aug. 23, 2001 - buy.com Inc., The Internet Superstore(TM), today announced the renewal of its merchant services bankcard agreement, which provides for authorization, processing and settlement services in connection with MasterCard, VISA and other bankcard programs. Scott Blum, buy.com's founder, provided the necessary financial support which enabled buy.com to obtain the renewal.

"I am pleased to report that it's business as usual," said Robert Price, president, buy.com, "All of us at buy.com are pleased with the renewal of our credit card processor relationship."

"I am happy to provide the necessary financial backing for the Company's continuing operations," said Scott Blum. As previously reported, SB Acquisition, Inc., a company wholly-owned by Scott Blum, signed a definitive merger agreement with buy.com on August 10, 2001. As part of the agreement, Blum agreed to provide buy.com with interim financing of up to $9.0 million. The financial support provided today is in addition to this interim financing.

                                    -more-


about buy.com
buy.com, The Internet Superstore(TM) and low price leader, offers its approximately 4 million customers nearly 1,000,000 SKUs in a range of categories including computer hardware and software, electronics, wireless products and services, books, office supplies and more. Individuals and businesses can shop quickly and easily at buy.com 24 hours a day, 7 days a week. buy.com was named the "Best E-Commerce Site" by PC World magazine (June 2001), "Best Overall Place To Buy" by Computer Shopper Magazine (January 2001), the No. 1 electronics e-tailer in the PowerRankings by Forrester Research, Inc. (November 2000), and a "Best of the Web" in the computer and electronics category by Forbes Magazine (spring 2000 and fall 2000). buy.com, founded in June 1997, is located in Aliso Viejo, California. For more information visit www.buy.com. buy.com(TM) and The
                                               -----------
Internet Superstore(TM) are trademarks of buy.com Inc.

Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995 This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks,"

"estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements. Important factors that may cause such a difference for buy.com are detailed in its filings with the Securities and Exchange Commission made from time to time, including its annual report on Form 10K, as amended, filed with the Securities and Exchange Commission on March 29, 2001 and its quarterly reports on Form 10-Q. buy.com undertakes no obligations to release publicly any revisions to any forward-looking statements to reflect unanticipated events or circumstances. Factors that could cause buy.com's actual operating results to differ materially from those in forward-looking statements, include, but are not limited to, the risk that, because the renewal of the credit card processing agreement was conditioned on the successful completion of our pending merger with SB Acquisition, Inc., our credit card processor will terminate our agreement with them if the pending merger is not completed, the inability to sustain vendor and distributor relationships on terms and conditions consistent with past dealings, the inability to raise additional working capital, its ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement its business plan, general economic conditions and other factors, the possibility of performance failure by its third party supply and fulfillment providers or the withdrawal of support or modification of credit terms with such suppliers and fulfillment partners, the occurrence of system failures, the amount of product and advertising revenues, the ability to successfully defend against pending legal proceedings, the failure to meet its future capital needs in light of ongoing losses, the growth and retention of its customer base, potential contractual, intellectual property or employment issues or the inability to successfully defend against litigation in the future. In addition, with respect to the merger of the Company with SB Acquisition, Inc., the following factors, among others, could cause actual events to differ materially from those described herein: inability to satisfy various conditions to the closing of the merger, including failure of buy.com stockholders to approve the merger or failure to obtain any necessary regulatory approvals; the costs related to the merger; the ability to defend against pending legal proceedings; the effect of the merger and/or interim financing on creditor, vendor, supplier, customer or other business relationships; the ability to retain personnel, including key personnel; and the results and effects of our inability to pay any amounts under the interim financing if the merger is not consummated.

                                    -more-

Investors and security holders are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. Such proxy statement will be filed with the Securities and Exchange Commission by buy.com. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by buy.com at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and other such documents may also be obtained by buy.com by directing such request to buy.com, Inc., 85 Enterprise, Aliso Viejo, California (949) 389-2000.

buy.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of buy.com with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in buy.com's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 27, 2001. This document is available free of charge at the Securities and Exchange Commission's website at http://www.sec.gov and from buy.com.

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